           As filed with the Securities and Exchange Commission
                        on December 5, 1997
                                   Registration No. 333-_____
________________________________________________________________

          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
        _______________________________________
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

           UNITED TENNESSEE BANKSHARES, INC.
           ---------------------------------
(Exact name of registrant as specified in its charter)

      Tennessee                            To be Applied For
-------------------------------            -------------------
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             (Identification No.)

                     344 Broadway
             Newport, Tennessee 37821-0249
                    (423) 623-6088
             -----------------------------
        (Address of Principal Executive Office)

    Newport Federal Savings and Loan Association 401(k)
                      Retirement Plan
    ---------------------------------------------------
               (Full title of the plan)



                                         with copies to:
Richard Harwood, President            Gary R. Bronstein, Esquire
United Bankshares, Inc.               J. Mark Poerio, Esquire
344 Broadway, P. O. Box 249           K. Scott Fife, Esquire
Newport, Tennessee 37821-0249         Housley Kantarian and
-----------------------------         Bronstein, P.C.
(Name and address of agent for        1220 19th Street, N.W.,
 service)                             Suite 700
                                      Washington, D.C. 20036

                    (423) 623-6088
-------------------------------------------------------------
(Telephone number, including area code, of agent for service)

            CALCULATION OF REGISTRATION FEE

                    CALCULATION OF REGISTRATION FEE
==============================================================================
Title of                            Proposed Maximum  Proposed Maximum    Amount of
Securities to         Amount to be   Offering Price  Aggregate Offering Registration
be registered(1)      registered(2)    Per Share(3)       Price(4)          Fee
------------------------------------------------------------------------------------
Common Stock            73,600            $10            $736,000         $217.12
===================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests available pursuant to the Newport Federal Savings and Loan Association 401(k) Retirement Plan (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of common stock of United Tennessee Bankshares, Inc. in the conversion of Newport Federal Savings and Loan Association from mutual to stock form ("Conversion"), together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of common stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the common stock of United Tennessee Bankshares, Inc.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on maximum subscription price of $10.00 per share of the common stock of United Tennessee Bankshares, Inc., as currently offered in the Conversion.
(4)      Estimated based on (2) and (3) above.
    THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933.

                        PART I

 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------
ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

    *This Registration Statement relates to the registration of 73,600 shares of common stock of United Tennessee Bankshares, Inc. (the "Company") reserved for issuance and delivery under the Newport Federal Savings and Loan Association 401(k) Retirement Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
    The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on January 1, 1998 and, accordingly, will be filing periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

    The following document filed by the Company is incorporated in this Registration Statement by reference: the Company's Prospectus dated November 12, 1997, filed pursuant to
Rule 424(b) (the "Prospectus") (Commission File No. 333-36465).

    ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY AND FOR
THE PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.


ITEM 4.  DESCRIPTION OF SECURITIES
------
    The information required by Item 202 of Regulation S-K is set forth in the description of the Common Stock included in the Prospectus incorporated by reference under Item 3 hereof, such description being incorporated by reference herein.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------
       Article XIII of the Charter of the Company sets forth circumstances under which directors, officers, employees and agents shall or may be indemnified against liability which they incur in their capacities as follows:

            ARTICLE XIII - Indemnification

     (A) Except as provided in Section (B) of this Article, the Company shall indemnify a director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), because he is or was a director against liability incurred in such proceeding if (1) he conducted himself in good faith; (2) he reasonably believed, (a) in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interest and, (b) in all other cases, that his conduct was at least not opposed to its best interests; and, (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The Company shall further indemnify any director and any officer who is not a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director of the Company against reasonable expenses incurred by him in connection with the proceeding.

     (B) The Company shall not indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (C) The Company may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (1) the director furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section (A) of this Article; (2) he provides the Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this
Article XIII.

     (D) The Company may not indemnify a director hereunder unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard set forth in Section (A) of this Article XIII. The determination shall be made:

          (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (2)  If a quorum cannot be obtained under Subsection
(1) of this Section, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (3)  By independent special legal counsel;

               (a) Selected by the board of directors or its committee in the manner prescribed in Subsections (1) or (2) of this Section;

               (b) If a quorum of the board of directors cannot be obtained under Subsection (1) of this Section and a committee cannot be designated under Subsection (2) of this Section, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (E) Authorization of indemnification and evaluation that indemnification is permissible shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (3) of this Section to select counsel.

     (F) The Company may indemnify and advance expenses to an officer, employee or agent of the Company who is not a director to the same extent as a director hereunder.

     (G) The Company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Company, or who, while a director, officer, employee, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Company would have power to indemnify him against the same liability hereunder.

     Article XII of the Company's Charter eliminates directors' liability to the Company or its stockholders as follows:

       ARTICLE XII - ELIMINATION OF DIRECTORS' LIABILITY

     Directors of the Company shall have no liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XII shall not eliminate liability of a director (A) for any breach of the director's duty of loyalty to the Company or its shareholders; (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; or (C) for unlawful distributions under
Section 48-18-304 of the Tennessee Business Corporation Act.

     If the Tennessee Business Corporation Act is amended to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Company shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended. Any repeal or modification of this Article XII or applicable Tennessee law shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------
     Not applicable.

ITEM 8.  EXHIBITS
------
     The exhibits schedules filed as part of this Registration
Statement are as follows:

     4.1  Newport Federal Savings and Loan Association 401(k)
          Retirement Plan (the "Plan"), Adoption Agreement
          #001, First, Second and Third Amendments to the Plan

     4.2  Summary Plan Description of the Plan

     4.3 Form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan

     5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

     5.2  Favorable determination letter from the Internal
          Revenue Service dated May 10, 1990, regarding the tax-qualification of the Plan

     23.1 Consent of Housley Kantarian & Bronstein, P.C.
          (appears in their opinion filed as Exhibit 5.1)

     23.2 Consent of Independent Certified Public Accountants

     23.3 Consent of RP Financial, LC

     24 Power of Attorney (contained in the signature page to this Registration Statement)

     99.1 Copy of the Plan's most recent Annual Report, as filed with the Internal Revenue Service on Form 5500

ITEM 9.  UNDERTAKINGS
------
     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

               (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Newport, State of Tennessee, on December 4, 1997.

                       UNITED TENNESSEE BANKSHARES, INC.


                       By /s/ Richard G. Harwood
                          ----------------------------
                          Richard G. Harwood
                          President and Chief Executive Officer
                          (Duly Authorized Representative)

     We, the undersigned Directors of United Tennessee Bankshares, Inc., hereby severally constitute and appoint Richard G. Harwood, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacity indicated below which said Richard G. Harwood may deem necessary or advisable to enable United Tennessee Bankshares, Inc. to comply with Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of United Tennessee Bankshares, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Richard G. Harwood shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                   Title                          Date
----------                    -----                          -----
/s/Richard G. Harwood   President, Chief Executive Officer
---------------------   and Director                         December 4, 1997
Richard G. Harwood      (Principal Executive, Financial,
                        and Accounting Officer)

/s/ J. William Myers    Chairman of the Board                December 4, 1997
--------------------          Director
J. William Myers

/s/ Clyde E. Driskill, Jr.    Director                       December 4, 1997
-------------------------
Clyde E. Driskill, Jr.

/s/ William B. Henry          Director                       December 4, 1997
--------------------
William B. Henry

/s/ Robert L. Overholt        Director                       December 4, 1997
----------------------
Robert L. Overholt

/s/ Robert D. Self            Director                       December 4, 1997
------------------
Robert D. Self

  Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee of the Newport Federal Savings and Loan
Association 401(k) Retirement Plan has duly caused this Registration Statement to be signed in the City of Newport, State of Tennessee, on December 4, 1997.


                    Home Federal Bank of Tennessee,
                    as Trustee of The Newport
                    Federal Savings And Loan Association 401(k)
                    Retirement Plan


                    By /s/ William B. McGhee
                       -----------------------------
                       Its Assistant Vice President
                       ----------------------------

                   INDEX TO EXHIBITS



Exhibit      Description
-------      -----------

4.1          Newport Federal Savings and Loan Association
             401(k) Retirement Plan (the "Plan"), Adoption
             Agreement #001, First, Second and Third Amendments to the Plan

4.2          Summary Plan Description of the Plan

4.3 Form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan

5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

5.2          Favorable determination letter from the Internal
             Revenue Service dated May 10, 1990, regarding the tax-qualification of the Plan

23.1         Consent of Housley Kantarian & Bronstein, P.C.
             (appears in their opinion filed as Exhibit 5.1)

23.2         Consent of Independent Certified Public
             Accountants

23.3         Consent of RP Financial, LC

24 Power of Attorney (contained in the signature page to this Registration Statement)

99.1         Copy of the Plan's most recent Annual Report, as
             filed with the Internal Revenue Service on Form
             5500